EXHIBIT 32.1
                   CERTIFICATION OF PERIODIC FINANCIAL REPORTS


Each of the undersigned hereby certifies that this Quarterly Report on Form 10-QSB complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly represents, in all material respects, the financial condition and results of operations of the Company.


August 14, 2007                                 August 14, 2007


/s/ Jeffrey L. Minch                            /s/ Richard S. Chilinski
Jeffrey L. Minch,                               Richard S. Chilinski,
President and Chief Executive Officer           Chief Financial Officer













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